UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 10, 2015 (June 5, 2015)

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On June 5, 2015, Immersion held its 2015 Annual Meeting of Stockholders. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. The following proposals were adopted as follows:

1.	The election of two (2) Class I directors, Jack Saltich and Victor Viegas, to serve for a term of three years and until their successor is elected and qualified, or until their earlier death, resignation or removal:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Jack Saltich	14,062,729	1,940,689	6,274,675
Victor Viegas	15,586,166	417,252	6,274,675

The election of one (1) Class II director, John Veschi, to serve for a term of three years and until his successor is elected and qualified, or until his earlier death, resignation or removal:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
John Veschi	15,709,890	293,528	6,274,675

The election of one (1) Class III director, David Habiger, to serve for a term of three years and until his successor is elected and qualified, or until his earlier death, resignation or removal:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
David Habiger	10,857,380	5,146,038	6,274,675

2.	Ratification of the Appointment of Deloitte & Touche LLP as Immersion’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
21,973,253	245,586	59,254	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Immersion has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: June 10, 2015	By:	/s/ AMIE PETERS
Name: Amie Peters
Title: General Counsel